  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1997
                                           REGISTRATION STATEMENT NO. 333-29091

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                  HYSEQ, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                          2835                        36-3855489
 (STATE OR OTHER JURISDICTION
      OF INCORPORATION OR       (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
         ORGANIZATION)           CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

        670 ALMANOR AVENUE, SUNNYVALE, CALIFORNIA 94086 (408) 524-8100 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                LEWIS S. GRUBER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
        670 ALMANOR AVENUE, SUNNYVALE, CALIFORNIA 94086 (408) 524-8100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:

            WILLIAM N. WEAVER, JR.                             DAVID J. SEGRE
           SACHNOFF & WEAVER, LTD.                    WILSON SONSINI GOODRICH & ROSATI
        30 S. WACKER DRIVE, 29TH FLOOR                       650 PAGE MILL ROAD
         CHICAGO, ILLINOIS 60606-7484                 PALO ALTO, CALIFORNIA 94304-1050
         TELEPHONE NO. (312) 207-1000                   TELEPHONE NO. (415) 493-9300

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration
                                  Statement.

                               ----------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

The purpose of this Amendment is soley to add a text page to the document.
This Amendment does not delete or revise any other material in the Registration Statement.
An error on behalf of our filing agent, R.R. Donnelley Financial, caused the filing of Amendment No. 2 to the Form S-1 Registration Statement No. 333-29091 on Thursday, July 17, 1997 to be accepted with a page missing.
The problem was an incorrect submission control sheet which caused Donnelley's computer to not include this page.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Sachnoff & Weaver, Ltd., Chicago, Illinois. Sachnoff & Weaver, Ltd. and certain of its members own shares of Common Stock. A member of Sachnoff & Weaver, Ltd. is the spouse of Lewis S. Gruber, Chief Executive Officer of the Company. See "Certain Transactions." Certain legal matters in connection with the offering will be passed upon for the Underwriters by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

  The consolidated financial statements of Hyseq, Inc. at December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 and for the period from August 14, 1992 (inception) to December 31, 1996, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  Certain legal matters with respect to information contained in this Prospectus under the captions "Risk Factors--Dependence upon Proprietary Rights; Risks of Infringement," and "Business--Patents and Proprietary Technology" will be passed upon for the Company by McCutchen, Doyle, Brown & Enersen LLP, Palo Alto, California, patent counsel to the Company.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission in Washington, D.C. a Registration Statement, of which this Prospectus constitutes a part, on Form S-1 under the Securities Act (herein, together with all amendments and exhibits referred to herein as the "Registration Statement") with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, as certain parts have been omitted in accordance with rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this Prospectus concerning the contents of any contract, agreement or any other document referred to are not necessarily complete; reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference to such exhibit. A copy of the Registration Statement, including exhibits and schedules thereto, may be inspected without charge and obtained at the prescribed rates at the Public Reference Section of the Commission at its principal offices, located at 450 Fifth Street, N.W., Washington, D.C. 20549, and may be inspected without charge at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Registration Statement, including the exhibits and schedules thereto, is also available at the Commission's site on the World Wide Web at http://www.sec.gov.

  The Company intends to furnish its stockholders annual reports containing consolidated financial statements audited by its independent auditors and quarterly reports containing unaudited consolidated financial information.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 18th day of July, 1997.

                                          HYSEQ, INC.

                                                    /s/ Lewis S. Gruber
                                          By: _________________________________
                                                LEWIS S. GRUBER
                                                President and Chief Executive
                                                Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of July, 1997.

              SIGNATURE                            TITLE
              ---------                            -----

                  *                    Chairman of the Board
      -------------------------
           ROBERT D. WEIST

         /s/ Lewis S. Gruber           President and Chief Executive
      -------------------------         Officer, Director (Principal
           LEWIS S. GRUBER              Executive Officer)

       /s/ Christopher R. Wolf         Executive Vice President and
      -------------------------         Chief Financial Officer
         CHRISTOPHER R. WOLF            (Principal Financial and
                                        Accounting Officer)

                  *                    Director
      -------------------------
          RADOJE T. DRMANAC

                  *                    Director
      -------------------------
       RADOMIR B. CRKVENJAKOV

                  *                    Director
      -------------------------
         RAYMOND F. BADDOUR

                  *                    Director
      -------------------------
          GRETA E. MARSHALL

                                       Director
               *
      -------------------------
       THOMAS N. MCCARTER III

                                       Director
               *
      -------------------------
          KENNETH D. NOONAN

       /s/ Lewis S. Gruber
*By: ___________________________
    LEWIS S. GRUBER
    Attorney-in-Fact

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